Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 5, 2004, relating to the financial statements of World Waste Technologies, Inc. (formerly World Waste of America, Inc.) for the year ended December 31, 2003 and for the period June 18, 2002 (inception) to December 31, 2002, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Levitz, Zacks & Ciceric
Certified Public Accountants
San Diego, California
July 27, 2005